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                                                                    EXHIBIT 4(f)


                NOT TRANSFERABLE

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                This policy may not be used in any of the following ways. It may not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, except to us.


                                CANADA LIFE INSURANCE COMPANY OF AMERICA


                                                          [SIG]

                                                        Secretary